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      As filed with the Securities and Exchange Commission on June 2, 1999
                                                      Registration No. 333-25927
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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                   POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

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                          VERITAS OPERATING CORPORATION
               (Exact name of issuer as specified in its charter)

       DELAWARE                                         94-2823068
(State of Incorporation)                    (I.R.S. Employer Identification No.)

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                              1600 PLYMOUTH STREET
                         MOUNTAIN VIEW, CALIFORNIA 94043
           (Address of Principal Executive Office, Including Zip Code)

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                  OPTIONS GRANTED UNDER 1985 STOCK OPTION PLAN
           OF VERITAS SOFTWARE CORPORATION, A CALIFORNIA CORPORATION,
                              ASSUMED BY REGISTRANT

             OPTIONS GRANTED UNDER 1991 EXECUTIVE STOCK OPTION PLAN
           OF VERITAS SOFTWARE CORPORATION, A CALIFORNIA CORPORATION,
                              ASSUMED BY REGISTRANT

                           1993 EQUITY INCENTIVE PLAN
           OF VERITAS SOFTWARE CORPORATION, A CALIFORNIA CORPORATION,
              AND OPTIONS GRANTED THEREUNDER, ASSUMED BY REGISTRANT

                        1993 DIRECTORS STOCK OPTION PLAN
            OF VERITAS SOFTWARE CORPORATION, A CALIFORNIA CORPORATION
              AND OPTIONS GRANTED THEREUNDER, ASSUMED BY REGISTRANT

                        1993 EMPLOYEE STOCK PURCHASE PLAN
           OF VERITAS SOFTWARE CORPORATION, A CALIFORNIA CORPORATION,
              AND OPTIONS GRANTED THEREUNDER, ASSUMED BY REGISTRANT

                      OPTIONS GRANTED UNDER 1992 STOCK PLAN
             OF OPENVISION TECHNOLOGIES, INC. ASSUMED BY REGISTRANT

                 OPTIONS GRANTED UNDER 1996 DIRECTOR OPTION PLAN
             OF OPENVISION TECHNOLOGIES, INC. ASSUMED BY REGISTRANT

             OPTIONS GRANTED UNDER 1996 EMPLOYEE STOCK PURCHASE PLAN OF OPENVISION TECHNOLOGIES, INC., ASSUMED BY REGISTRANT
                            (Full Title of the Plans)

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                                   MARK LESLIE
                             CHIEF EXECUTIVE OFFICER
                          VERITAS OPERATING CORPORATION
                              1600 PLYMOUTH STREET
                         MOUNTAIN VIEW, CALIFORNIA 94043
                                 (415) 335-8000
            (Name, Address and Telephone Number of Agent for Service)

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                                   Copies to:
                              HORACE L. NASH, ESQ.
                              DARREN L. NUNN, ESQ.
                               FENWICK & WEST LLP
                              TWO PALO ALTO SQUARE
                           PALO ALTO, CALIFORNIA 94306
                                 (415) 494-0600


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     Registration Statement No. 333-25927 (the "Registration Statement") covered an aggregate of 5,907,101 shares of Registrant's common stock issuable pursuant to the following plans on a delayed or continuous basis: the 1985 Stock Option Plan, 1991 Executive Stock Option Plan, 1992 Stock Plan, 1993 Equity Incentive Plan, 1993 Directors Stock Option Plan, 1993 Employee Stock Purchase Plan, 1996 Director Option Plan and 1996 Employee Stock Purchase Plan.

     On May 28, 1999, pursuant to the terms of an Amended and Restated Agreement and Plan of Reorganization dated April 15, 1999 by and among the Registrant (formerly known as VERITAS Software Corporation), VERITAS Holding Corporation, a Delaware corporation (presently known as VERITAS Software Corporation), Seagate Technology, Inc., Seagate Software, Inc. and Seagate Software Network & Storage Management Group, Inc., the Registrant became a wholly owned subsidiary of VERITAS Software Corporation, each share of the Registrant's common stock issued and outstanding on that date was automatically converted into one share of common stock of VERITAS Software Corporation and each outstanding option to purchase shares of the Registrant's common stock was automatically assumed and converted into an option to purchase an equivalent number of shares of common stock of VERITAS Software Corporation.

     Pursuant to Rule 478 promulgated under the Securities Act of 1933, as amended, and the undertaking contained in the Registration Statement pursuant to
Item 512(a)(3) of Regulation S-K under the Securities Act of 1933, the Registrant hereby removes from registration the shares of its common stock that remain unsold as of the date hereof.







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                                    SIGNATURE

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mountain View, State of California, on the 1st day of June, 1999.

                                  VERITAS Operating Corporation


                                  By: /s/ Jay A. Jones
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                                      Jay A. Jones
                                      Senior Vice President,
                                      Chief Administrative Officer and Secretary